UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2025

MADRIGAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Tower Bridge 200 Barr Harbor Drive, Suite 200 West Conshohocken, Pennsylvania	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 824-2827

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MDGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2025, Fred Craves, Ph.D. provided notice of his resignation from the Board of Directors (the “Board”) of Madrigal Pharmaceuticals, Inc. (the “Company”), effective as of July 1, 2025. Dr. Craves’ resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board is grateful to Dr. Craves for his years of service and significant contributions to the Board and the Company.

On March 10, 2025, following the recommendation of its Nominating and Governance Committee, the Board expanded the size of the Board from nine to ten members and elected Jackie Fouse, Ph.D. to fill the newly created vacancy. Dr. Fouse will serve as a Class III director and will stand for re-election at this year’s annual meeting of stockholders. Dr. Fouse is expected to join the Board’s Audit Committee and Nominating and Governance Committee.

As a non-employee director, Dr. Fouse will receive an annual cash fee of $50,000. She will also be entitled to $12,500 and $6,000 annually for her service on the Audit Committee and Nominating and Governance Committee, respectively. In addition, in connection with her appointment to the Board, Dr. Fouse received an equity grant with a value of $600,000, consisting of 50% stock options and 50% restricted stock units. The stock option will vest as to 50% of the shares underlying the option on March 10, 2026 and 12.5% of the shares underlying the option on the last day of each subsequent three-month period, subject to Dr. Fouse’s continued service on such dates. Half of the shares underlying the restricted stock unit award will vest on March 10, 2026 and the remaining half will vest on March 10, 2027, subject to Dr. Fouse’s continued service on such dates. Dr. Fouse will also be entitled to an annual award on the date of the Company’s annual meeting of stockholders consistent with other non-employee directors of the Board, prorated based on the date of her appointment. In addition, Dr. Fouse will enter into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its non-employee directors.

Item 7.01	Regulation FD Disclosure.

On March 11, 2025, the Company issued a press release announcing the foregoing. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Madrigal Pharmaceuticals, Inc., dated March 11, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADRIGAL PHARMACEUTICALS, INC.

	By:	/s/ Mardi C. Dier
	Name:	Mardi C. Dier
	Title:	Senior Vice President and Chief Financial Officer

Date: March 11, 2025